EXHIBIT 99.1

SGK ENTERS INTO DEFINITIVE MERGER AGREEMENT
TO BE ACQUIRED BY MATTHEWS INTERNATIONAL CORPORATION

SGK stockholders to receive a combination of cash and Matthews stock, which values the transaction at $20.00 per share

Des Plaines, IL, March 17, 2014—Schawk, Inc. (NYSE: SGK), marketed as SGK, a leading global brand development, activation and deployment company, announced today that it has entered into a definitive merger agreement with Matthews International Corporation (NASDAQ GSM: MATW) pursuant to which Matthews will acquire SGK.  The agreement was approved by each company’s board of directors and by a special committee of independent directors of SGK.

The consideration to be received by SGK stockholders reflects a purchase price of $20.00 per share of SGK common stock and an enterprise value of approximately $577 million, in each case based upon the closing price of Matthews’ common stock on March 14, 2014.  The per share purchase price represents a 36% premium to SGK’s closing stock price of $14.73 per share on March 14, 2014, and a 49% premium over SGK’s 30-day volume-weighted average closing stock price through March 14, 2014.

Under the terms of the transaction, SGK stockholders will receive a combination of $11.80 in cash and 0.20582 shares of Matthews common stock for each outstanding share of SGK owned.  Based on Matthews’ closing price of $39.84 per share on March 14, 2014, the stock portion of the consideration is valued at $8.20 per share.  The merger is intended to qualify as a tax-free reorganization with respect to the stock portion of the purchase price.

Simultaneously with signing the definitive merger agreement, certain members of the Schawk family, including Clarence W. Schawk, SGK’s founder and Chairman of the Board, and David A. Schawk, SGK’s Chief Executive Officer, entered into agreements pursuant to which such family members agreed to vote their shares, and shares held in family trusts for the benefit of certain Schawk family members, in favor of the approval of the merger agreement.  David A. Schawk will lead the combined SGK and Matthews’ Brand Solutions business following the completion of the transaction, and will join Matthews’ board of directors.

Chief Executive Officer David A. Schawk commented, “We are excited to be partnering with Matthews International and look forward to capitalizing on the opportunities this transaction will create.  With Matthews International’s trusted reputation in Europe and ours in North America, Europe and Asia Pacific, this alliance is expected to form a stronger global offering and provide greater value to our clients and the markets we serve, along with enhancing our ability to expand into key brand-development markets.  Together, we will be a global market leader, with anticipated annual revenues of approximately $850 million for the combined business under the SGK banner.  We also are extremely pleased that this transaction will provide our stockholders significant value for their shares, along with the opportunity to participate in the combined company going forward.”

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews, stated, “SGK’s geographic and product positioning is uniquely complementary to Matthews. Our teams are also highly complementary and have exceptional talent.  With their North American presence and Asian competencies, combined with our European strength and merchandising capabilities, this alliance will create compelling new opportunities for our clients and employees in all of the markets we serve.”

Mr. Bartolacci further stated, “David Schawk has agreed to lead the combination of SGK and our comparable Brand Solutions businesses. SGK has done a tremendous job of establishing their brands, including Schawk!, Anthem and Brandimage. The combination of these brands with our well-established Matthews’ brands will all be branded under the SGK name. Under his leadership, I am confident that we will continue to expand our global reach and further strengthen our relationships with branding clients.”

The completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals, as well as approval by SGK’s stockholders.  Assuming the satisfaction of closing conditions, the transaction is expected to be completed during the third quarter of 2014.

Macquarie Capital (USA) Inc. is acting as the financial advisor to SGK, with Vedder Price P.C. serving as legal counsel.  William Blair & Company, LLC is acting as financial advisor to the SGK Special Committee and Richards, Layton & Finger, P.A. is serving as legal counsel to the Special Committee.

Conference Call
Matthews and SGK have scheduled a joint conference call for today (Monday, March 17, 2014) at 11:00 a.m. Eastern time.  Participating in the call will be Joseph C. Bartolacci—President and Chief Executive Officer, Matthews; David A. Schawk—Chief Executive Officer, SGK; Steven F. Nicola—Chief Financial Officer, Matthews; and Timothy J. Cunningham—Executive Vice President and Chief Financial Officer, SGK.  To participate in the call, dial 1-612-288-0340 at least ten minutes before the conference call begins and ask for the Matthews International Corporation conference call.

About SGK
SGK is a leading global brand development, activation and deployment company that drives brand performance. By creating brands, helping sell brands, producing brand assets and protecting brand equities, SGK helps clients achieve higher brand performance. SGK’s global footprint spans more than 20 countries.

About Matthews International
Matthews International, headquartered in Pittsburgh, Pennsylvania, is a designer, manufacturer and marketer principally of memorialization products and brand solutions. Memorialization products consist primarily of bronze and granite memorials and other memorialization products, caskets and cremation equipment for the cemetery and funeral home industries. Brand solutions include graphics imaging products and services, marking and fulfillment systems, and merchandising solutions. Matthews International’s products and services include cast bronze and granite memorials and other memorialization products; caskets; cast and etched architectural products; cremation equipment and cremation-related products; mausoleums; brand management; printing plates and cylinders, pre-press services and imaging services for the primary packaging and corrugated industries; marking and coding equipment and consumables; industrial automation products and order fulfillment systems for identifying, tracking, picking, and conveying various consumer and industrial products; and merchandising display systems and marketing and design services.

Cautionary Statement Regarding Use of Forward-Looking Statements
This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not historical facts, including statements about Matthews and SGK’s managements’ beliefs and expectations, are forward-looking statements.  Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  While SGK believes its expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond SGK’s control.  By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from those contained in the forward-looking statements because of factors such as, among others, the occurrence of an event, change or other circumstance that could give rise to the termination of the merger agreement; failure or delay in receiving the approval of antitrust authorities necessary to complete the proposed transaction and other required regulatory approvals; any potential need to adjust the purchase price components in order to maintain the tax-free status of the reorganization with respect to the stock consideration; the ability to implement plans for the integration of the proposed transaction, including with respect to cost containment and other key strategies; the ability to recognize the anticipated synergies and benefits of the proposed transaction; and such other risks and uncertainties detailed in SGK’s periodic public filings with the SEC, including but not limited to those discussed under

“Risk Factors” in SGK’s Form 10-K for the fiscal year ended December 31, 2013, and in SGK’s subsequent filings with the SEC and in other investor communications of SGK from time to time.  SGK does not undertake to and specifically declines any obligation to update publicly any of these forward-looking statements to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events, and undue reliance should not be placed on such statements.

Additional Information and Where To Find It
This news release relates to a proposed transaction between Matthews and SGK, which will become the subject of a registration statement on Form S-4 and proxy statement/prospectus forming a part thereof, to be filed with the SEC.  This document is not a substitute for the registration statement and proxy statement/prospectus that Matthews and SGK expect to file with the SEC or any other documents that SGK may file with the SEC or send to its stockholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SGK ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY MATTHEWS OR SGK WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Matthews and SGK with the SEC through the website maintained by the SEC at http://www.sec.gov.  Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by Matthews with the SEC will be available free of charge on its internet website at www.matw.com or by contacting Matthews’s Investor Relations Department at (412) 442-8200.  Copies of the proxy statement/prospectus and other relevant documents filed by SGK with the SEC will be available free of charge on SGK’s internet website at www.sgkinc.com or by contacting SGK’s Investor Relations Department at (847) 827-9494.

No Offer or Solicitation
This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation
Matthews, SGK, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of SGK in connection with the proposed transaction.  Information about the directors and executive officers of SGK is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on April 12, 2013.  Information about the directors and executive officers of Matthews International Corporation is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on January 21, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SGK Contact:

Timothy J. Cunningham
Executive Vice President and Chief Financial Officer
Phone: (847) 827-9494
Tim.Cunningham@sgkinc.com